                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K/A

                                CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) May 17, 1999

                           MEDCARE TECHNOLOGIES, INC.

             (Exact name of registrant as specified in its charter)


   DELAWARE                       0-28790                          87-0429962B

(State or other                 (Commission                       (IRS Employer
jurisdiction of                 File Number)                      Identification
incorporation)                                                       Number)


          1515 West 22nd Street, Oak Brook, Illinois            60523

        (Address of principal executive offices)              (Zip Code)




       Registrant's telephone number, including area code (630) 472-5300

Item 4 -- Changes in Registrant's Certifying Accountants
--------------------------------------------------------

     On May 10, 1999, Medcare Technologies, Inc., (the "Company") dismissed Clancy and Co., P.L.L.C., as its independent public accountants.

     Clancy and Co., P.L.L.C. were dismissed by the Company after the audit for the fiscal year ending December 31, 1998. The dismissal was approved by the Board of Directors. Clancy and Co., P.L.L.C. issued an unqualified audit opinion on the 1998 year-end financial statements and modified their audit opinion on the 1997 year-end financial statements to reflect the development stage status of the Company at that time. During the course of their work, the Company and Clancy and Co., P.L.L.C. have not had any disagreements on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

     The Company has engaged Arthur Andersen LLP as its new independent public accountants effective as of the date of the dismissal of its former accountants. During the Company's two most recent fiscal years prior to the engagement, there have been no consultations with the newly engaged accountants with regard to either the application of accounting principle as to any specific transaction, the type of audit opinion that would be rendered on the Company's financial statements; or any matter of disagreements with the former accountants.

Item 7 -- Financial Statements and Exhibits
-------------------------------------------

C. Exhibits:

   16   Former Accountants Letter

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              Medcare Technologies, Inc.
                              (Registrant)

                              By: /s/ Jeffrey S. Aronin
                                  -----------------------
                                  Jeff Aronin
                                  CEO and President

                              By: /s/ Alan P. Jagiello
                                 ---------------------
                                 Alan P. Jagiello
                                 CFO

Date: May 25, 1999

                                 Exhibit Index

Exhibit Number          Description
--------------          -----------

16                      Former Accountants Letter